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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Kansas City Southern of our report dated March 22, 2001, except as to the adoption of Statement of Financial Accounting Standards No. 142 described in
Note 16 which is as of January 1, 2002, relating to the financial statements of Kansas City Southern, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
July 24, 2002